UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
November __, 2006

BIRMINGHAM BLOOMFIELD BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Michigan	333-128127	20-1132959
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)
33583 Woodward Avenue
Birmingham, Michigan 48009
(Address of principal executive offices) (Zip Code)
(248) 593-6455
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURE

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On November 2, 2006, the boards of directors of Birmingham Bloomfield Bancshares, Inc. (“Company”) and Bank of Birmingham (“Bank”) each approved an increase in the number of directors from sixteen to seventeen persons and appointed Scott McCallum to fill the vacancies created by the new directorships at the Company and Bank.
Mr. McCallum is a principal of Resource Financial Institutions Group, Inc., which serves a general partner of several private equity funds that invest in financial institutions. Prior to joining Resource Financial Institutions Group, Inc. in May 2006, Mr. McCallum served as senior vice president and head of the Chicagoland office of Austin Associates, LLC, a consulting firm to and investment banking firm for community banks, primarily in the Midwest. Prior to joining Austin Associates, LLC, Mr. McCallum served for twenty years at Harris Trust and Savings Bank in Chicago, primarily in middle market lending, CRA management and community bank management. His last role at Harris Trust and Savings Bank was senior vice president-small business segment manager. A native of Akron, Ohio, Mr. McCallum grew up and attended high school in Birmingham, Michigan. Mr. McCallum received his Bachelor of Science in Business Administration degree from Miami University (Ohio) and his Master of Business Administration degree from the Kellogg Graduate School of Management at Northwestern University. Mr. McCallum serves on the board of directors of the American Red Cross of Greater Chicago, as well as on District 29 (Northfield, Illinois) school board. Mr. McCallum will serve as a member of the Bank’s Asset-Liability Management Committee.
Michael Cromwell, a director of Birmingham Bloomfield Bancshares, Inc. (the “Company”) and its wholly-owned subsidiary, Bank of Birmingham, resigned on November 2, 2006 following his decision to relocate out-of-state. Mr. Cromwell had been a director of the Company since September 22, 2005 and a director of the Bank since its inception on July 25, 2006. He was also a member of the Bank’s Loan and Credit Policy Committee. The appointment of a successor director to fill the vacancy created by the resignation of Mr. Cromwell will occur following the approval of such nominee by the regulatory authorities having jurisdiction over the Company and the Bank.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIRMINGHAM BLOOMFIELD BANCSHARES, INC.
Date: November 15, 2006	By:	/s/ Robert Farr
Robert Farr, President